Return to:
Paul C. Taylor, Esq.
Taylor Colicchio & Silverman, LLP
502 Carnegie Center, Suite 103
Princeton, New Jersey 08540

MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

by and between

PCT ALLENDALE, LLC, a New Jersey limited liability company,
(the “Mortgagor”)

and

TD BANK, N.A.,
a national banking association
(“Mortgagee”)

Amount: $1,000,000.00

Dated: November 30, 2010

Premises: Borough of Allendale
County of Bergen
State of New Jersey

MORTGAGE, SECURITY AGREEMENT
AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING made as of the 30th day of November, 2010, between PCT ALLENDALE, LLC, a New Jersey limited liability company (the “Mortgagor”) with an Organizational ID Number of 0600307371, having its principal business office at 4 Pearl Court, Allendale, 07401, and TD BANK, N.A., a national banking association, having its business office at 1701 Route 70 East, Cherry Hill, New Jersey 08034-5406 (“Mortgagee”).

WITNESSETH

A.          Mortgagor has executed and delivered to Mortgagee a certain Mortgage Loan Note bearing even date herewith in the principal amount of One Million Dollars ($1,000,000.00) (as same may be amended, restated, supplemented or replaced, from time to time, the “Note”).

B.          As a condition to Mortgagee making the loan to Mortgagor evidenced by the Note, Mortgagor has agreed to grant Mortgagee a mortgage on the property described herein.

NOW, THEREFORE, in consideration of the Mortgagee making the Loan to Mortgagor, and as security for:

(1)          payment to Mortgagee of all amounts due and owing under the Note;

(2)          payment to Mortgagee of all future or additional advances which may be made by Mortgagee to or for the account of Mortgagor, together with interest on such advances (including, without limitation, all sums which Mortgagee may advance under this Mortgage with respect to the Mortgaged Property (as defined below) to pay for taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage, and expenses incurred by Mortgagee by reason of default beyond applicable notice and grace periods by Mortgagor under this Mortgage); and

(3)          performance of the undertakings and covenants contained in the Loan Documents.

Mortgagor has granted, conveyed, bargained, sold, aliened, enfeoffed, released, confirmed and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm and mortgage unto Mortgagee all those certain condominium units situate in the Borough of Allendale, County of Bergen, State of New Jersey, being Lots 4.05, G0001, G0002 and G0003, Block 601 on the Borough of Allendale Tax Map, as more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Units”);

TOGETHER WITH all of Mortgagor’s right, title and interest now owned or hereafter acquired in:

(1)         all present and future leases, subleases and all other occupancy agreements and licenses covering all or any portion of the Units (which together with Mortgagor’s interest as landlord thereunder are herein collectively referred to herein as the “Leases”);

(2)         all rents, issues and profits payable under the Leases and under any future renewals, extensions, amendments or modifications thereof;

(3)         all fixtures, appliances, machinery, equipment, furnishings and furniture of any nature whatsoever, and other articles of personal property now or hereafter owned by Mortgagor and (i) which now or at any time hereafter are installed in, attached to or situated in or upon the Units; (ii) used or intended to be used in connection with the Units, or in the operation or maintenance of the Units (including, without limitation, communications, computer and security systems and the software system therefore); or (iii) the plant or business situate thereon, whether or  not the personal property is or shall be affixed thereto, expressly including, but without limiting the generality of the foregoing, all articles of personal property listed on Exhibit “B” attached hereto and made part hereof;

(4)         all building materials, fixtures, building machinery and building equipment owned by Mortgagor and delivered on site to the Units during the course of, or in connection with, the construction of, or reconstruction of, or remodeling of any Improvements from time to time during the term hereof;

(5)         any and all tenements, hereditaments and appurtenances belonging to the Units or any part thereof, or in any way appertaining thereto, and all streets, alleys, passages, ways, water courses, and all leasehold estates, easements and covenants now existing or hereafter created for the benefit of Mortgagor or any subsequent owner or tenant of the Units over ground adjoining the Units and all rights to enforce the maintenance thereof, and all other rights, liberties and privileges of whatsoever kind or character, together with any after-acquired property interest in the Units which Mortgagor may at any time hereafter have or acquire, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the Units or any part thereof;

(6)          To the extent assignable, all management agreements, service contracts, license agreements, concession agreements, written or oral, relating to the use and occupancy of the Units now or hereafter existing and the reversions and remainders, income, rents, issues and profits arising therefrom and all deposits (including tenant security deposits) thereunder, and all rights and benefits now or hereafter accruing to Mortgagor under any and all guarantees of the obligations of any tenant, licensee, concessionaire or other occupant thereunder, as any of the foregoing may be amended, extended, renewed or modified from time to time;

(7)         All easement agreements, operating agreements, and similar agreements however labeled or denominated affecting the Units;

(8)         All other documentation belonging to or in Mortgagor’s possession now or hereafter existing in connection with the use or operation of the Units including any plans and specifications pertaining to the Improvements, all appraisals, engineering, environmental, soils, marketing and other reports and studies relating to the Units, all permits, licenses, and contract rights, warranties, guarantees, tenant lists, correspondence with present or prospective tenants or suppliers, advertising materials, and telephone exchange numbers as identified in such advertising materials; and

(9)         All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation, proceeds of insurance and condemnation awards.

All of the above-mentioned Leases, Units fixtures, machinery, furniture, equipment, tenements, hereditaments and appurtenances, agreements and other documents, and other property interests are sometimes collectively referred to herein as the “Mortgaged Property”.

TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto Mortgagee, to its own use forever, subject, however, to that certain mortgage dated November 5, 2007 made by Mortgagor in favor of New Jersey Economic Development Authority in the original principal amount of $3,120,000.00 recorded on November 5, 2007 in the Bergen County Clerk’s Office in Mortgage Book 17055 at Page 496 (the “First Mortgage”).

PROVIDED ALWAYS, this instrument is upon the express condition that, upon payment in full of all amounts due and owing under the Note, then this Mortgage and the estate hereby granted shall cease and become void.

MORTGAGOR REPRESENTS, COVENANTS AND WARRANTS to and with Mortgagee that until all amounts due and owing under the Note have been paid in full.

1.           Payment and Performance. Mortgagor shall pay to Mortgagee all amounts due and payable under the Note and this Mortgage (the “Obligations”) in accordance with the terms of the Note and Mortgage. Mortgagor shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of this Mortgage and the other Loan Documents to which it is a party. Mortgagor shall timely perform all of its obligations and duties as landlord under any Leases of any portion of the Mortgaged Property now or hereafter in effect.

2.           Warranty of Title. Mortgagor warrants to Mortgagee that Mortgagor possesses good and marketable unencumbered fee simple title to the Mortgaged Property, except for the First Mortgage and those title exceptions listed in the lender’s title insurance policy approved by and issued to Mortgagee insuring the priority of the lien of this Mortgage.

3.           Maintenance of Mortgaged Property. Mortgagor shall keep and maintain the Mortgaged Property and the abutting sidewalks and curbs in good order and condition (ordinary wear and tear excepted) in compliance with all applicable laws and in a rentable and tenantable state of repair, and will make, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen. Mortgagor shall abstain from and shall not permit the commission of waste in or about the Mortgaged Property, shall not remove or demolish any portion of the Mortgaged Property, or any machinery, equipment or other personal property located thereon or alter the structural character or exterior appearance of any Mortgaged Property, without the prior written consent of Mortgagee. Mortgagor shall not permit the Mortgaged Property to become deserted or abandoned. Mortgagor shall operate the Mortgaged Property as it is currently being operated subject to any changes effectuated in the ordinary course of business, and Mortgagor shall not change the use of the Mortgaged Property from its current use without first obtaining the prior written consent of Mortgagee which consent shall not be unreasonably withheld, conditioned or delayed.

4.           SUBJECT TO RISK MANAGEMENT REVIEW

(a)          The Mortgagor will maintain insurance with responsible and reputable insurance companies or associations reasonably satisfactory to the Mortgagee in such amounts and covering such risks as shall be reasonably satisfactory to the Mortgagee from time to time, but in any event in amounts sufficient to present the Mortgagor from becoming a co-insurer. Without limitation of the foregoing, the Mortgagor shall keep the Mortgaged Property fully insured against fire, lightning and water damage and all extended coverage and special extended coverage perils and against such other risk as the Mortgagee may from time to time reasonably require, in an amount at least equal to its full insurable value. In addition, and without limitation of the foregoing, the Mortgagee shall procure and maintain:

(i)          Business interruption insurance covering the payments due under the Note for not less than 12 months following fire or other casualty damage to or destruction of any of the Mortgaged Property;

(ii)         Flood insurance, if any of the Units are located in a federally designated flood hazard zone;

(iii)       Public liability insurance, owner’s liability insurance and comprehensive automobile liability insurance protecting the Mortgagor against liability for injuries to persons and/or property in such minimum amounts and with such deductibles as are reasonably satisfactory to the Mortgagee from time to time;

(iv)        Worker’s compensation and employer’s liability insurance meeting the Mortgagor’s statutory obligations (provided that the Mortgagor may self-insure to the extent permitted by law); and

(v)         Boiler and machinery coverage (direct damage and use and occupancy) on a replacement cost basis where deemed reasonably advisable by the Lender.

All insurance herein provided for shall be in such form and written by such companies as may be approved by the Lender in its reasonable discretion. The Mortgagor will deliver to the Mortgagee certificates of all policies of casualty insurance or business interruption insurance relating to the Mortgaged Property or any of same. All such policies of casualty insurance or business interruption insurance relating to the Mortgaged Property or any of same shall be payable to the Mortgagee under the standard mortgagee clause and loss payable endorsement and shall contain an obligation to provide at least 10 days’ prior notice to the Lender of cancellation of such insurance by the carrier; and whenever any such insurance is to expire for any reason, the Borrower will deliver to the Lender, at least 10 days prior to such expiration, a renewal or replacement policy, complying with all of the conditions of this Section 4.

(b)          If any of the Mortgaged Property shall be damaged or either partially or totally destroyed, or if title to, or the temporary use of, the whole or any part of the Mortgaged Property shall be taken or condemned by a governmental authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Mortgagor pursuant to the Note and the Mortgagor shall continue to be obligated to make such payments. The Mortgagor covenants that it will take all actions and will do all things which may be necessary to enable recovery to be made upon such policies of insurance or on account of such taking, condemnation, conveyance, damage, injury or loss of title in order that moneys due on account of losses suffered may be collected and paid to the Mortgagee.

(c)          The Mortgagor shall notify the Mortgagee of any damage to or destruction of all or any portion of the Mortgaged Property and any condemnation, eminent domain or other similar taking (or conveyance in lieu thereof) of all or any portion of the Mortgaged Property and shall promptly employ an independent architect to determine and advise, in writing, the Mortgagor and the Mortgagee whether it is practicable to repair, reconstruct or replace such damaged or destroyed property to its pre-casualty condition (the “Restoration”) and, if so, the estimated time and funds required for the Restoration. If the independent architect shall advise that such Restoration is practicable, the Mortgagor shall proceed with such Restoration. The proceeds of any insurance covering such damage or destruction and the proceeds of any such taking or condemnation award relating to the Mortgaged Property shall be paid:

(i)          to the Mortgagor in the case of any particular damage to, or destruction, taking or condemnation of, the Mortgaged Property, if such proceeds do not exceed $200,000 in the aggregate, and the Mortgagor shall use such proceeds to pay the costs of Restoration of the Mortgaged Property, or

(ii)         to the Mortgagee in the case of any particular damage to, taking or condemnation or destruction of, the Mortgaged Property, if such proceeds exceed $200,000 in the aggregate, to be deposited by the Mortgagee into a separate fund and shall be disbursed by the Mortgagee to the Mortgagors to pay for the cost of Restoration of the Mortgaged Property, in accordance with its current construction loan disbursement policies. To the extent the insurance or condemnation proceeds are not sufficient, the costs thereof shall be paid from moneys to be provided by the Mortgagors to the Mortgagee. Any such proceeds or moneys of the Mortgagors held by the Lender pursuant to this paragraph (c) of this Section 4 which remain after the payment of the costs of the Restoration shall, at the written direction of the Mortgagors, be repaid to the Mortgagors.

(iii)        If the independent architect advises that such Restoration is not practicable, then all insurance or condemnation proceeds shall be deposited with the Mortgagee and applied to the amounts outstanding under the Note and this Mortgage.

(iv)       Immediately after the commencement of any condemnation or similar proceedings by a third party in the exercise of a power of eminent domain, or a power in the nature of eminent domain, the Mortgagor shall immediately notify the Mortgagee, in writing. The proceeds of any condemnation award or other compensation paid by reason of a conveyance in lieu of the exercise of such power, shall be applied pursuant to this Section 4.

(d)         Notwithstanding anything in the Section 4 to the contrary, Mortgagee will have the right to require that all insurance proceeds be applied to the amounts due and owing under the Note and this Mortgage if Mortgagee reasonably determines that at least one of the following conditions is met:

(i)          an Event of Default (or any event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing hereunder;

(ii)         Mortgagee determines, in its reasonable discretion, that there will not be sufficient funds from insurance proceeds, anticipated contributions of Mortgagor of its own funds or other sources acceptable to Mortgagee to complete the Restoration;

(iii)        Mortgagee determines, in its reasonable discretion, that the Restoration will not be completed at least six (6) months before the maturity date of the Note; or

(v)         Mortgagee determines that the Restoration will not be completed within twelve (12) months after the date of the loss or casualty.

5.           Taxes and Other Charges.

Mortgagor shall pay when due and payable and prior to the time interest, penalties or additions are due thereon, without any deduction, defalcation or abatement, all real estate taxes, municipal assessments and liens, water and sewer rents, and other governmental levies and all other charges or claims of every nature and kind which may be assessed, levied, imposed, suffered, placed or filed at any time against Mortgagor, the Mortgaged Property or any part thereof or against the interest of Mortgagee therein, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial or other sale (collectively “Taxes”); and upon request by Mortgagee, Mortgagor shall produce to Mortgagee, official receipts for the payment of the Taxes; provided, however, that if, pursuant to this Mortgage, Mortgagor shall have deposited with Mortgagee before the due date thereof sums sufficient to pay any Taxes, and Mortgagor is not otherwise in default beyond applicable notice and grace periods under the Loan Documents, the Taxes shall be paid by Mortgagee. Mortgagor will not apply for or claim any deduction, by reason of this Mortgage, from the taxable value of all or any part of the Mortgaged Property. No credit shall be claimed or allowed on the interest payable on the Note because of any Taxes paid.

6.           Installments for Taxes and Other Charges. Without limiting the effect of Sections 4 and 5, while an Event of Default exists, upon Mortgagee’s request, Mortgagor shall pay to Mortgagee, monthly with the monthly installments of interest or principal and interest, an amount equal to one-twelfth (1/12) of the annual Taxes (“Escrow Items”). On demand by Mortgagee from time to time during the occurrence and continuance of an Event of Default, Mortgagor shall pay to Mortgagee any additional sums necessary to pay the Escrow Items, all as estimated by Mortgagee. The amounts paid by Mortgagor shall be security for the Escrow Items and shall be used in payment thereof if Mortgagor is not otherwise in default beyond applicable notice and grace periods under the Loan Documents. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Mortgagee, and no interest shall be payable thereon. If, pursuant to the Loan Documents, the Obligations become due and payable, Mortgagee shall have the right, at its election, to apply any amount of Escrow Items held by Mortgagee against the Obligations. At Mortgagee’s option, Mortgagee from time to time may waive, and after any such waiver may reinstate, the provisions of this Section requiring the monthly payments of Escrow Items.

7.           Documentary and Other Stamps. If at any time the United States, the State of New Jersey or any political subdivision thereof, or any department or bureau of any of the foregoing shall require documentary, revenue or other stamps or taxes on the Note or this Mortgage, Mortgagor on demand shall pay for them with any interest or penalties payable thereon.

8.           Other Taxes. If any law or ordinance now or hereafter imposes a tax directly or indirectly on Mortgagee with respect to the Mortgaged Property (other than an income tax, withholding tax or foreign taxes), the value of Mortgagor’s equity therein, or the Obligations secured by this Mortgage, Mortgagor shall have the right to contest such taxes but shall promptly pay such tax during the pendency of such contest.

9.           Security Agreement. This Mortgage constitutes a security agreement under the Uniform Commercial Code in effect in the State of New Jersey and Mortgagor hereby grants to Mortgagee a security interest in all existing and future fixtures (and the proceeds thereof) included in the Mortgaged Property which might be deemed “personal property”. Mortgagor covenants to retain all of the Mortgaged Property within the county in which the Units are located. Upon any Event of Default under this Mortgage, Mortgagee shall have, in addition to any other rights and remedies under the Loan Documents, all of the rights and remedies granted to a secured party under the Uniform Commercial Code with respect to the fixtures. Notwithstanding any.release of any or all of that property included in the Mortgaged Property which is deemed “real property”, any proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obligations.

10.         Compliance with Law and Other Matters.

(a)          Mortgagor shall comply in all material respects with all laws ordinances, regulations and orders (collectively “Laws”) of all Government Authorities relating to the Mortgaged Property and the use and occupancy of the Mortgaged Property.

(b)          Mortgagor will not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Mortgaged Property or any part thereof without the prior written consent of Mortgagee, which consent will not be unreasonably withheld, delayed or conditioned.

(c)          Mortgagor will comply in all material respects with all restrictive covenants, easement agreements and other recorded documents affecting the Mortgaged Property. Mortgagor will not record or permit to be recorded any document, instrument, agreement or other writing against the Mortgaged Property without the prior written consent of Mortgagee, which consent will not be unreasonably withheld, delayed or conditioned.

(d)          Mortgagor shall pay when due all utility charges which are incurred by Mortgagor, whether public or private and whether or not such charges are or may become liens on the Mortgaged Property.

(e)          Mortgagor shall not suffer or permit the Mortgaged Property to be used by the public in such manner as might reasonably tend to impair Mortgagor’s title to the Mortgaged Property or any portion thereof, or in such manner as might reasonably make possible a right or rights of adverse usage or adverse possession by the public, as such, or of implied dedication of the Mortgaged Property or any portion thereof.

11.         Required Notices. Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following:

a fire or other casualty causing damage in excess of $50,000 to the Mortgaged Property;

receipt of notice of eminent domain proceedings or condemnation of the Mortgaged Property;

receipt of a material notice from any Governmental Authority relating to the condition, structure, use or occupancy of the Mortgaged Property or any real estate adjacent to the Mortgaged Property;

receipt of any notice of default or threatened default, notice of lease termination or similar material notice from a tenant under any of the Leases; or

a material change in the occupancy of the Mortgaged Property.

12.         Condemnation.

(a)          In the event of any condemnation or taking of any part of the Mortgaged Property by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Mortgaged Property by any public or quasi-public authority or corporation, all proceeds (that is, the award or agreed compensation for the damages sustained) allocable to Mortgagor, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit) including attorneys’ fees incurred by Mortgagee in connection with the collection of such proceeds, shall be applied as set forth in this Section. No settlement for the damages sustained shall be made by Mortgagor without Mortgagee’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. All the proceeds shall be applied in the order and in the amounts that Mortgagee, in Mortgagee’s sole discretion, may elect, to the payment of the Obligations secured by this Mortgage. Notwithstanding the foregoing sentence and provided that no Event of Default has occurred and is continuing, Mortgagor may first apply such proceeds for the sole purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of the taking, alteration of grade or other injury to the Mortgaged Property.

(b)          If prior to the receipt of such proceeds by Mortgagee the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive the proceeds to the extent of:

(i)          the full amount of all such proceeds if Mortgagee is the successful purchaser at the foreclosure sale until all of the Obligations due and owing to Mortgagee have been paid in full, or

(ii)         if any one other than Mortgagee is the successful purchaser at the foreclosure sale, any deficiency (as hereinafter defined) due to Mortgagee in connection with the foreclosure sale, with interest thereon at the highest applicable rate set forth in the Note, and reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with collection of such proceeds of condemnation and the establishment of such deficiency. For purposes of this subsection (b) (ii), the word “deficiency” shall be deemed to mean the difference between (A) the net sale proceeds actually received in cash by Mortgagee as a result of such foreclosure sale less any costs and expenses incurred by Mortgagee in connection with enforcement of its rights under this Mortgage and the other Loan Documents and (B) the aggregate amount of the Obligations.

(c)          If an Event of Default has occurred and is continuing, Mortgagee shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee is hereby appointed irrevocably as attorney-in-fact for Mortgagor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to Mortgagee shall be credited against the amounts due under this Mortgage.

(d)          Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceeding.

13.         Completion of Construction. Mortgagor shall complete and timely pay for any construction which is commenced at any time on the Mortgaged Property free of any mechanics liens or other liens. All such construction shall comply with all applicable Laws and shall be performed in a good and workmanlike manner. Nothing contained in this Section shall be deemed to waive any right Mortgagee may have under the Loan Documents to approve construction on the Mortgaged Property.

14.         Leases.

Mortgagor hereby represents that there are no leases or agreements to lease all or any part of the Mortgaged Property now in effect except the Leases, if any, expressly approved in writing by Mortgagee. Mortgagor agrees not to enter into any Leases or agreements to lease all or any part of the Mortgaged Property or to terminate or consent to the prior surrender of, or assign its interest in, or modify or amend in any material respect any Leases or to permit the tenant or subtenant thereunder to subordinate its Leases to any lien subordinate to this Mortgage, without the prior written consent thereof by Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed.

Upon receipt by Mortgagor, from time to time, of any security deposit, prepaid rent (other than prepaid rent for the next succeeding calendar month), or similar payments by a tenant, subtenant, licensee or other user of the Mortgaged Property, Mortgagor shall deposit such sum in a separate escrow account with a national or state bank having banking offices in the state in which the Mortgaged Property is located. Mortgagor shall promptly give Mortgagee written notice of the name and address of the bank and the account number of the escrow account Mortgagor shall also give written authorization to such bank to permit Mortgagee to receive any information requested by Mortgagee from the bank as to the status and balance of such account. Said sums shall be held in trust by Mortgagor and disbursed only upon the prior written approval of Mortgagee, which approval shall not be unreasonably withheld. The prior written consent of Mortgagee shall not be required when by law (or agreement approved by Mortgagee) Mortgagor is required to return any of such sums to the party who deposited it with Mortgagor. Mortgagor hereby assigns all of such bank accounts to Mortgagee as collateral security for the Obligations and Mortgagor agrees that after an Event of Default by Mortgagor under the Loan Documents, the sums in said bank accounts shall, at the election of Mortgagee, be payable to Mortgagee as assignee of such bank account; provided, however, that Mortgagee shall have no liability for any prior misapplication of said sums by Mortgagor.

15.         Right to Remedy Defaults.

(a)          If Mortgagor should fail to pay Taxes, sums due under the First Mortgage, or insurance premiums, or any sums payable by Mortgagor pursuant to the Leases, or fail to make necessary repairs to the Mortgaged Property, or permit waste to the Mortgaged Property, or shall otherwise fail to perform its obligations under this Mortgage, Mortgagee, at its election, after giving Mortgagor ten (10) business days’ notice of such failure (except in an emergency in which case no such notice shall be required), shall have the right to make any payment or expenditure and to take any action which Mortgagor should have made or taken, or which Mortgagee deems advisable to protect the security of this Mortgage or the Mortgaged Property, without prejudice to any of Mortgagee’s rights or remedies available hereunder or otherwise, at law or in equity. Such payment by Mortgagee shall not release Mortgagor from Mortgagor’s obligations or constitute a waiver of Mortgagor’s default under this Mortgage.

(b)          Mortgagee in making any payment authorized by this Section: (i) relating to Taxes may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of the Tax or claim thereof; or (ii) for the purchase, discharge, compromise or settlement of any other Lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; or (iii) for the payment of any sums to cure any default under the Leases, may do so without inquiry as to the validity or amount of any claimed default thereunder, unless as to any of the foregoing in clauses (i), (ii) or (iii), Mortgagor shall be contesting the same by appropriate legal proceedings diligently and in good faith and if: (1) Mortgagor notifies Mortgagee of the commencement of such proceedings (2) the Mortgaged Property is not in danger of being sold or forfeited; and (3) Mortgagor deposits with Mortgagee reserves sufficient to pay the contested amounts, if reasonably requested by Mortgagee. In exercising its rights hereunder Mortgagee may, but need not, make full or partial payments on any Lien, if any, and purchase, discharge, compromise or settle any tax lien or other Lien or title or claim thereof, or redeem from any tax sale or forfeiture effecting the Mortgaged Property or contest any tax. Such payments will be deemed made by Mortgagee at Mortgagor’s request and Mortgagee shall be subrogated to any and all rights and Hens held by the owner or holder of any Lien, irrespective of whether such Lien is released or satisfied.

(c)          All such sums, as well as costs, advanced by Mortgagee pursuant to this Mortgage shall be due immediately from Mortgagor to Mortgagee, shall be secured by this Mortgage and the lien therefore shall relate back to the date of this Mortgage, and such sums, as well as costs, shall bear interest at the highest applicable default rate under the Note from the date of payment by Mortgagee until the date of repayment to Mortgagee.

(d)          Events of Default. Each of the following shall constitute an “Event of Default” under this Mortgage:

(a)          if Mortgagor fails to make any payment of principal or interest under the Note within five (5) days after the date that same is due.

(b)          if Mortgagor fails to pay any other charges, fees, expenses or other monetary obligations owing to Mortgagee under the Note or this Mortgage within ten (10) days after Mortgagor’s receipt of written notice from Mortgagee; or

(c)          if Mortgagor fails to perform, comply with or observe any covenant or undertaking contained in the Note or this Mortgage (other than as set forth in subsections (a) through (b) above) and such failure continues for thirty (30) days after Mortgagor receives written notice from Mortgagee of the occurrence thereof; provided, however, if such failure is of the type that can be cured but not within such thirty (30) day period and the Mortgagor commences to cure such failure within such thirty (30) day period and diligently pursue the cure, the Mortgagor shall have a reasonable period of time (not to exceed ninety (90) days) to complete said cure; or

(d)          if any statement, report, financial statement, or certificate made or delivered by Mortgagor or any of its officers, employees or agents, to Mortgagee is not true and correct, in all material respects, when made; or

(e)          if any warranty, representation or other statement by or on behalf of Mortgagor contained in or pursuant to the Note, this Mortgage or the other Loan Documents or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Mortgage, is false, erroneous, or misleading in any material respect when made; or

(f)           the occurrence of an Event of Default under the First Mortgage;

(g)          Mortgagor breaches or violates the terms of, or an Event of Default occurs under, any other agreement between the Mortgagor, any Guarantor and the Lender which, in the case of a non-monetary default, continues beyond any applicable cure period; or

(h)          if any final judgment for the payment of money in excess of One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate (i) which is not fully and unconditionally covered by insurance or (ii) for which Mortgagor has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against Mortgagor and such judgment shall continue unsatisfied and in effect for a period of ninety (90) consecutive days without being vacated, discharged, satisfied or bonded pending appeal; or

(i)           If Mortgagor or any Guarantor, makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Mortgagor or any Guarantor; or

(j)           Upon the commencement of any action for the dissolution or liquidation of Mortgagor, or any Guarantor, or the commencement of any proceeding to avoid any transaction entered into by any Mortgagor, or any Guarantor, or the commencement of any case or proceeding for reorganization or liquidation of the debts of any Mortgagor, or any Corporate Guarantor, under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Mortgagor; provided however, that Mortgagor shall have ninety (90) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such ninety (90) day period, Mortgagee may seek adequate protection in any bankruptcy proceeding; or

(k)          Upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Mortgagor, or any Guarantor or for the Mortgaged Property.

16.         Remedies.

Upon the occurrence of an Event of Default, then forthwith:

(i)          Foreclosure. Mortgagee may institute an action of mortgage foreclosure against the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Obligations, with interest at the highest applicable default rate set forth in the Note, together with all other sums due by Mortgagor in accordance with the provisions of this Mortgage and the other Loan Documents, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage, and all sums which may have been advanced by Mortgagee for Taxes, payments on Liens, insurance premiums, utilities or repairs to the Mortgaged Property and other sums which Mortgagee is permitted to advance pursuant to the terms of this Mortgage, all costs of suit, together with interest at such rate on any judgment obtained by Mortgagee from and after the date of any sheriff or other judicial sale until actual payment is made of the full amount due Mortgagee, and all Expenses.

(ii)         Possession. Mortgagee may enter into possession of the Mortgaged Property, with, or without legal action, collect therefrom all rentals (which term shall also include sums payable for use and occupation) and, after deducting all costs of collection and admmistration expense, apply the net rentals to any or all of the following in such order and amounts as Mortgagee, in Mortgagee’s sole discretion, may elect: the payment of any sums due under any Lien, Taxes, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, and on account and in reduction of the Obligations; in and for that purpose, Mortgagor hereby assigns to Mortgagee all rentals due and to become due under the Leases or rights to use and occupation of the Mortgaged Property hereafter created, as well as all rights and remedies provided in such Leases or at law or in equity for the collection of the rentals. The taking of possession and collections of rents by Mortgagee shall not be construed to be an affirmation of any Leases or acceptance of attornment with respect to any Leases of all or any portion of the Mortgaged Property. Mortgagee, in its discretion, may, as attorney in fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power: to cancel or terminate any Leases for any cause or on any ground which would entitle Mortgagor to cancel the same; to elect to disaffirm any Leases which are then subordinate to the lien of this Mortgage; to extend or modify any then existing Leases and to make new Leases, which extensions, modifications and new Leases may provide for terms to expire, or for options to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and to enter into any management, leasing or brokerage agreements covering the Mortgaged Property.

(b)          Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any Obligations without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any Event of Default by Mortgagor existing at the time the earlier action was commenced.

(c)         Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of this Mortgage, or pursuant to any other judicial proceedings under the Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect.

(d)         Upon, or at any time after the filing of an action to foreclose this Mortgage, the court in which such action is filed may, at the request of Mortgagee, appoint a receiver of the Mortgaged Property. Such appointment may be made either before or after sale, with notice to Mortgagor, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to either the then value of the Mortgaged Property, the adequacy or inadequacy of any remedy available at law, or the solvency or insolvency of any other person liable to pay the Obligations, and Mortgagee hereunder or any agent of Mortgagee may be appointed as such receiver. Such receiver shall have the power to perform all of the acts permitted Mortgagee pursuant to subsection (b) (ii) above and such other powers which may be necessary or are customary in such cases for the protection, possession, control, management and operation of the Mortgaged Property during such period.

(e)          Mortgagee may, at its sole option, disaffirm and cancel any Leases which are subordinate to this Mortgage at any time before the expiration of sixty (60) days after Mortgagee acquires the legal title to the Mortgaged Property by sheriff’s deed or any other transfer of legal title to the Mortgaged Property pursuant to the exercise of a remedy hereunder or otherwise, even though Mortgagee shall have enforced such Leases, collected rents thereunder or taken any action that might be deemed by law to constitute an affirmance of the Leases. Such disaffirmance shall be made by written notice addressed to the applicable tenants at the Mortgaged Property or, at Mortgagee’s option, such other address of such tenants as may be provided in the Leases.

(f)          Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of a Lien junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the Obligations marshalled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

(g)          If Mortgagor is an occupant of part or all of the Mortgaged Property, Mortgagor shall immediately upon any acceleration after an Event of Default hereunder surrender the possession thereof to Mortgagee and if they remain in possession, such possession shall be as tenant at sufferance of Mortgagee, and Mortgagor shall pay monthly in advance to Mortgagee such rent for the premises so occupied as Mortgagee may reasonably demand, and in default of so doing Mortgagor or may be dispossessed by summary proceedings or otherwise with or without any action being brought to foreclose this Mortgage and without applying for a receiver to collect the rents. In case of the appointment of a receiver of rents and profits of the Mortgaged Property, the covenants of this Section may be enforced by such receiver.

(h)          Upon any sale made under or by virtue of this Section 17, Mortgagee may bid for and then acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefore may make settlement for the purchase price by crediting upon the Obligations of Mortgagor the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage or under any of the Loan Documents.

(i)          If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose this mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property, it being expressly understood and agreed, however, that nothing herein contained shall prevent Mortgagee from asserting in any proceeding disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale, that any such tenancies adversely affect the value of the Mortgaged Property.

17.         Rights and Remedies Cumulative.

(a)          The rights and remedies of Mortgagee as provided in this Mortgage and the other Loan Documents and in the warrants attached thereto or contained therein shall be cumulative and concurrent; may be pursued separately, successively or together against Mortgagor or against the Mortgaged Property, or both, at the sole discretion of Mortgagee, and may be exercised as the need to exercise them shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(b)          Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the provisions of this Mortgage or the other Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of the Mortgage or the other Loan Documents, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

(c)          Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved or discharged of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of this Mortgage or the other Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the security held for the Obligations, or by reason of consenting to the granting of any easements or recordation of restrictive covenants affecting the Mortgaged Property or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time or amount of payment or modifying the terms of this Mortgage or the other Loan Documents without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

(d)          Mortgagee may release, regardless of consideration, any part of the security held for the Obligations without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

(e)          For payment of the Obligations secured hereby Mortgagee may resort to any other security therefore held by Mortgagee in such order and manner as Mortgagee may elect.

(f)          The receipt by Mortgagee of any sums from Mortgagor after the date on which Mortgagee elects to accelerate the Obligations by reason of an Event of Default hereunder shall not constitute a cure or waiver of such default or a reinstatement of this Mortgage or the other Loan Documents unless Mortgagee expressly agrees, by written notice to Mortgagor, that such payment shall be accepted as a cure or waiver of the default

18.         Mortgagor’s Waivers. Mortgagor hereby waives and releases:

(a)          all procedural errors, defects and imperfections in any proceeding instituted by Mortgagee under the Note, this Mortgage or any of the other Loan Documents;

(b)          all benefit that might accrue to Mortgagor by virtue of any present or future law, exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and

(c)          unless specifically required herein, or in any other Loan Documents, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise of, the Note, this Mortgage or the other Loan Documents.

19.         Further Assurances. Mortgagor will execute and deliver such further instruments and perform such further acts as may be reasonably requested by Mortgagee from time to time to confirm the priority of the lien created by this Mortgage on any property, rights or interest encumbered or intended to be encumbered by the lien of this Mortgage or the other Loan Documents.

20.         Future Advances. Without limiting any other provision of this Mortgage, Mortgagee may make future advances and this Mortgage shall also secure repayment of any future advances made by Mortgagee and the unpaid balances of other advances made, with respect to the Mortgaged Property, for the payment of taxes, assessments, maintenance, charges, insurance premiums or costs similar or dissimilar incurred for the protection of the Mortgaged Property or for the lien of this Mortgage and expenses incurred by Mortgagee.

21.         Representations and Warranties. Mortgagor represents, warrants and covenants to and with Mortgagee that:

(a)          There are no pending or, to the best of Mortgagor’s knowledge, threatened proceedings or actions to revoke, invalidate, rescind, or modify the zoning classification or status of the Mortgaged Property, or any building, occupancy or other permits heretofore issued with respect thereto, or asserting that such zoning or permits do not permit either the current or proposed use of the Mortgaged Property.

(b)          There are no leases or other arrangements for occupancy of space within the Mortgaged Property other than leases previously furnished to Mortgagee.

(c)          No condemnation by any governmental authority of any portion of the Mortgaged Property or any roadways or other access ways abutting the Mortgaged Property, has commenced or, to the best of Mortgagor’s knowledge, is contemplated.

(d)          The Mortgaged Property has access to and adequate supply of water, electricity, gas, storm and sanitary sewerage and other required public utilities to serve the present and contemplated uses of the Mortgaged Property, fire and police protection, and free means of appropriate vehicular and pedestrian access between the Mortgaged Property and public highways; and none of the foregoing will be delayed or impeded by virtue of any requirements under any applicable laws including environmental protection laws; and that all of the foregoing comply with all applicable laws including environmental protection laws.

(e)          To Mortgagor’s knowledge, the improvements located in the Mortgaged Property do not encroach upon any building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Mortgagor has knowledge of or has reason to believe may exist with respect to the Mortgaged Property) except as disclosed in the title policy insuring the lien of this Mortgage.

(f)           If any construction has occurred at the Mortgaged Property within the last twelve (12) months, the construction has been completed substantially in accordance with the applicable laws and governmental approvals and, all such improvements are in good working order and are structurally sound and fit for their current use.

(g)          The Mortgaged Property is taxed separately without regard to any other property, and for all purposes the Mortgaged Property may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

(h)          Mortgagor is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Internal Revenue Code.

22.         Severability and Savings Clauses. If any provision of this Mortgage is held to be invalid or unenforceable by a Court of competent jurisdiction, the other provisions of this Mortgage shall remain in full force and effect and shall be liberally construed in favor of Mortgagee in order to effect the remanining provisions of this Mortgage.

23.         Notices.

Any notices or consents required or permitted by this Mortgage shall be in writing and shall be deemed given if delivered in person or if sent by facsimile or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

If to Mortgagee;	TD Bank, N.A.
Healthcare Financial Services Group
3470 Quakerbridge Road
Mercerville, New Jersey 08619
Attn: Robert Bennett
Telecopy: (609) 689-6324

with copies to:	Paul C Taylor, Esq.
Taylor, Colicchio & Silverman LLP
502 Carnegie Center, Suite 103
Princeton, New Jersey 08540
Telecopy No. 609-987-0070

If to Mortgagor:	PCT Allendale, LLC.
4 Pearl Court
Allendale, NJ 07401

with copies to:	Phil Gassel, Esq.
Epstein Becker & Green, PC
250 Park Avenue
New York, NY 10177
Telecopy No. 212-661-0989

Any notice sent by Mortgagee or Mortgagor by any of the above methods shall be deemed to be given when so received by Mortgagee or Mortgagor.

Mortgagee shall by fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer as being genuine and authorized.

Time of Essence. Time shall be of the essence of each provision of this Mortgage of which time is an element.

24.         Covenant Running with the Land. Any act or agreement to be done or performed by Mortgagor shall be construed as a covenant running with the land and shall be binding upon Mortgagor and its successors and assigns as if they had personally made such agreement.

25.         Amendment. This Mortgage cannot be changed or amended except by agreement in writing signed by the party against whom enforcement of the change is sought.

26.         Applicable Law. This Mortgage and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the jurisdiction in which the Land is situated, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

27.         Financing Statement. This mortgage is effective as a financing statement which is filed as a “fixture filing” pursuant to Section 9-502 (or any other applicable section) of the Uniform Commercial Code from the date of recordation of this Mortgage with respect to the following types of goods which are or will be fixtures related to the Mortgaged Property:

Fixtures, equipment, appliances and furnishings and the items set forth in the granting clauses of this Mortgage and on Exhibit “B” hereto.

For the purpose of this Paragraph, Mortgagor is the Debtor, and Mortgagee is the Secured Party and their addresses are as set forth in the recitals of this Mortgage. The record owner of the Real Estate is Mortgagor.

28.         Definitions and Interpretation. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

The word “Mortgagor” shall mean the person who executes this Mortgage and any subsequent owner of the Mortgaged Property and its respective heirs, executors, administrators, successors and assigns;

The word “Mortgagee” shall mean the person specifically named herein as “Mortgagee” or any subsequent holder of this mortgage;

The use of any gender shall include all genders;

The singular number shall include the plural and the plural the singular as the context may require.

The following phrase shall have the following meanings: (i) “including” shall mean “including but not limited to,” (ii) “provisions” shall mean “provisions, terms, covenants and/or conditions,” (iii) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage and/or deed of trust,” (iv) “obligation” shall mean “obligation, duty, covenant and/or condition,” (v) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein, and (vi) “Partnership” shall mean “partnership or joint venture” and “partner” shall mean “partner or joint venturer.”

Any act which Mortgagee is permitted to perform under the Loan Documents may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee.

Any act which Mortgagor is required to perform under the Loan Documents shall be performed at Mortgagor’s sole cost and expense.

Any act which is prohibited to Mortgagor under the Loan Documents is also prohibited to all tenants or other occupants of any of the Real Estate and the Mortgaged Property.

The captions preceding the text of the Sections or subsections of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

All Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Mortgage.

This Mortgage may be executed in counterparts, each of which, together with all counterparts, shall be deemed one Mortgage. This Mortgage shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Definitions contained in this Mortgage which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Mortgage or otherwise with the consent of Mortgagee. Reference to this Mortgage contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Mortgage.

29.         No Third Party Benefits. This Mortgage and the other Loan Documents are made for the sole benefit of Mortgagor and Mortgagee and their successors and assigns, and no other party shall have any legal interest of any kind under or by reason of any of the foregoing. Whether or not Mortgagee elects to employ any or all the rights, powers or remedies available to it under any of the foregoing, Mortgagee shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Mortgagee’s actions or omissions pursuant thereto or otherwise in connection with the transaction evidenced by the Note and secured by this Mortgage.

30.     Failure of Mortgagee to Perform.

Mortgagee shall not be liable to Mortgagor for consequential damages, whatever the nature of a breach by Mortgagee of its obligations under this Mortgage, or any of the other Loan Documents, and Mortgagor for itself and all parties claiming through Mortgagor hereby waives all claims for consequential damages.

Mortgagee shall not be in default under this Mortgage, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Mortgagor shall have been given to Mortgagee within thirty (30) days after Mortgagor first had knowledge of, the occurrence of the event which Mortgagor alleges gave rise to such claim and Mortgagee does not remedy or cure the default, if any there be, promptly thereafter.

Any action taken by Mortgagee to inspect the Mortgaged Property, and to approve leases and all other documents and instruments submitted to Mortgagee, will be exercised and taken by Mortgagee for its own protection only and may not be relied upon by Mortgagor or any other party for any purposes whatever, and Mortgagee shall not be deemed to have assumed any responsibility to Mortgagor or any other party with respect to any such action herein authorized or taken by Mortgagee with respect to the proper construction of improvements on the Mortgaged Property, or performance under any lease or other agreement. Any review, investigation or inspection conducted by Mortgagee, any architectural or engineering consultants retained by Mortgagee or any agent or representative of Mortgagee in order to verify independently Mortgagor’s satisfaction of any conditions precedent to loan disbursements, Mortgagor’s performance of any of the covenants, agreements and obligations of Mortgagor, or the truth of any representations and warranties made by Mortgagor hereunder or under any of the Loan Documents (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Mortgagee of) (i) any of Mortgagor’s representations and warranties under this Mortgage or any of the other Loan Documents or Mortgagee’s reliance thereon or (ii) Mortgagee’s reliance upon any certifications of Mortgagor under the Loan Documents or any other facts in formation or reports furnished Mortgagee by Mortgagor.

31.         Waiver of Trial by Jury. MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

32.         Consequential Damages: Neither Mortgagee nor agent or attorney of Mortgagee, shall be liable for any consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

33.         Copy of Mortgage. Mortgagor hereby declares and acknowledges that it has received, without charge, a true copy of this Mortgage.

34.         Notice to Prior Lien Holders: Mortgagor hereby authorizes Mortgagee, without liability and at Mortgagee’s sole discretion, to give notice in form and substance satisfactory to Mortgagee of the lien and security interest created by this Mortgage to a holder of a previously recorded mortgage which is a lien on the Mortgaged Premises, in order, among other things, to subordinate further advances by such mortgage holder.

35.         Modification of Mortgage. This Mortgage is subject to modification pursuant to N.J.S.A. Sections 46:9-8.1 and 8.2. and shall be entitled to the priority provisions thereof.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed as a sealed instrument the day and year first above written.

PCT ALLENDALE, LLC, a New Jersey limited liability company

By:	/s/ George S. Goldberger
George S. Goldberger
Managing Member

STATE OF NEW JERSEY	)
) SS.:
COUNTY OF Bergen	)

BE IT REMEMBERED, that on this 30th day of November, 2010 before me, the subscriber, personally appeared George S. Goldberger, who acknowledged under oath, to my satisfaction, that this person (or if more than one, each person): (a) is the Managing Member of PCT Allendale, LLC, the limited liability company named in the within instrument and is authorized to sign the within instrument on behalf of the limited liability company, and (b) as such member   signed, sealed and delivered this instrument as the voluntary act and deed of the limited liability company.

/s/ LISA LEZOTT

LISA LEZOTT
NOTARY PUBLIC
STATE OF NEW JERSEY MY COMMISSION EXPIRES 01-09-2011

EXHIBIT A

All that certain plot, piece or parcel of land, with the building and improvements thereon erected, situate, lying and being in the Borough of Allendale, County of Bergen, State of New Jersey, bounded and described as follows:

TRACT I:

BEING KNOWN and designated as Unit A in FOUR PEAL COURT CONDOMINIUM, a Condominium, together with an undivided 25.3 % interest in the Common Elements appurtenant thereto, in accordance with and subject to the terras, conditions, easements, covenants, restrictions, limitations, and other provisions as set forth in the Master Deed for Four Pearl Court Condominium recorded in the Office of the Bergen County Clerk on September 21, 2007 in Deed Book 9413, Page 58, as the same may now or hereafter be lawfully amended.

TRACT II:

BEING KNOWN and designated as Unit B in FOUR PEAL COURT CONDOMINIUM, a Condominium, together with an undivided 24.4 % interest in the Common Elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations, and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, recorded in the Office of the Bergen County Clerk on September 21, 2007 in Deed Bock 9413, Page 58, as the same may now or hereafter be lawfully amended.

TRACT III:

BEING KNOWN and designated as Unit C in FOUR PEAL COURT CONDOMINIUM, a Condominium, together with an undivided 23.4 % interest in the Common Elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations, and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, recorded in the Office of the Bergen County Clerk on September 21, 2007 in Deed Book 9413, Page 58, as the same may now or hereafter be lawfully amended.

EXHIBIT “B”

PROPERTY SUBJECT TO SECURITY INTEREST

Any and all fixtures, appliances, machinery, equipment furnishings and furniture of any nature whatsoever, and other items of personal property and fixtures at any time now or hereafter owned by Mortgagor/Debtor and now or at any time hereafter installed in, attached to or situated in or upon the land described in Exhibit “A” or the buildings and improvements now erected or to be erected thereon (including, without limitation, communications, computer and security systems and the software system therefor), or used or intended to be used in connection with the real estate, or in the operation or maintenance of the buildings and improvements, plant or business situate or operated thereon (the “Property”) or in connection with the conduct of Mortgagor/Debtor’s business whether or not the personal property is or shall be affixed to the Property.

Such personal property and fixtures shall include, without limiting the generality of the foregoing:

All plants, furnaces, boilers, machinery, ranges, engines, stokers, pumps, heaters, tanks, compressors, dynamos, motors, electrical transformers, fittings, siding, pipe, pipe connections, conduits, ducts, partitions, communication systems, storm and screen windows, doors, refrigerators, ovens, kitchen equipment, chests, chairs, desks, bookcases, tables, curtains, hangings, pictures, carpeting, artwork, lighting fixtures and apparatus, furniture, furnishings, elevators and motors, built-in filing cabinets, shelves, water coolers, signs, tools, electrical equipment, and all equipment, appliances and apparatus of every kind and description now or hereafter affixed or attached to or contained within and used or procured for use in connection with said buildings or improvements for heating, cooling, lighting, plumbing, ventilating, sprinkling, irrigating, refrigerating or air conditioning, or for providing water, gas, electricity or other services or for general operation of the buildings and improvements, or the plant or business situate or operated thereon.

All licenses, permits, franchises, trade names, logos, service marks, service contracts, management agreements, telephone numbers, advertising materials, warranties, guarantees, tenant lists, engineering, environmental, marketing and similar studies and appraisals for the Property and all other documents and items relating to the operation of the Property, and all leases and lease guarantees with respect to any part of the Property, and all rents, issues and profits arising out of the operation, use or occupancy of the Property.

All of Mortgagor’s/Debtor’s interest in all utility security deposits or bonds for the Property and all security deposits, bonds or other security delivered to any governmental authority in connection with the use, development or operation of the Property.

All of Mortgagor’s/Debtor’s books and records relating to the use, operation and occupation of the buildings and the Property including, without limitation, the books and records relating to the operation of Mortgagor’s/Debtor’s business therein, and the plans and specifications for the construction or reconstruction thereof.

If the Property is now or hereafter used in whole or in part as a hotel, motel or similar facility or as a restaurant or other food and/or beverage service facility, such personal property shall also include all licenses for the serving of alcoholic beverages at the Property and all lodging and food and/or beverage equipment including, without limitation, beds, bureaus, divans, couches, chinaware, linens, glassware, silverware, uniforms, ornaments, kitchen utensils, bars, bar fixtures, radios, televisions, electric equipment, lamps, mirrors, and other personal property and fixtures used now or hereafter in on or about the operation, use and occupation of a lodging facility and/or food and/or beverage facility, on the Property.

Such security interest shall extend to and include as well as any and all cash and non-cash proceeds, insurance proceeds and condemnation proceeds of such fixtures and personal property and any and all subsequently acquired fixtures and personal property by way of replacement, substitution, addition or otherwise and the proceeds thereof.

Such security interest shall not extend to property owned by third party space tenants now or hereafter occupying the Property.